WINTHROP & WEINSTINE, P.A.
                            3000 Dain Rauscher Plaza
                             60 South Sixth Street
                          Minneapolis, Minnesota 55402
                           Telephone: (612) 347-0700
                            Facsimile: (612)347-0600


                                  July 1, 2001


Vicom, Inc.                                                          Exhibit 5.1
9449 Science Center Drive
New Hope, Minnesota 55428

RE:     JULY 5, 2001 REGISTRATION STATEMENT ON FORM S-8

Gentlemen:

We have acted as legal counsel for Vicom, Inc. (the "Company") in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission, and the reoffer prospectus to be used in conjunction with the Registration Statement (the "Prospectus"), relating to the registration under the Securities Act of 1933, as amended, of 3,200,000 shares (the "Shares") of common stock, par value $.01 per share (the "Common Stock"), to be issued under Vicom's 1999 Stock Plan, the 2000 Vicom, Inc. Employee Stock Purchase Plan and the 2000 Non-Employee Directors' Stock Compensation Plan (collectively, the "Plans"), in the manner set forth in the Registration Statement.

In connection therewith, we have examined (a) the Certificate of Incorporation and Bylaws of the Company, both as amended to date; (b) the corporate proceedings of the Company relative to its organization and to the authorization and issuance of the Shares; and (c) the Registration Statement and the Prospectus. In addition to such examination, we have reviewed such other proceedings, documents and records and have ascertained or verified such additional facts as we deem necessary or appropriate for purposes of this opinion.

Based upon the foregoing, we are of the opinion that:

1. The Company has been legally incorporated and is validly existing under the laws of the State of Minnesota.

2. All necessary corporate action has been taken by the Company to authorize the issuance of the Shares pursuant to the Plans.

3. The Shares are validly authorized by the Company's Certificate of Incorporation, as amended, and when issued and paid for as contemplated in the Registration Statement, will be validly issued, fully paid, and non-assessable.

Vicom, Inc.
July 1, 2001
Page 2




We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus.

Very truly yours,


WINTHROP & WEINSTINE, P.A.


By:  /s/ Michele D. Vaillancourt
     Michele D. Vaillancourt


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